UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2016

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (707) 766-3000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 18, 2016, the Board of Directors (the “Board”) of Calix, Inc. accepted the resignation of Adam Grosser as a member of the Board effective as of May 18, 2016.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Calix, Inc. on May 18, 2016, the stockholders approved the following proposals, casting their votes as follows:

Proposal 1: To elect two directors to the Calix Board of Directors to serve until the 2019 annual meeting of stockholders or until their successors are elected:

Nominee	For	Withheld	Broker Non-Votes
Michael Everett	32,670,865	307,324	10,448,920
Don Listwin	31,529,634	1,448,555	10,448,920
Proposal 2: To approve, on a non-binding, advisory basis, the compensation of Calix's named executive officers:

For	Against	Abstained	Broker Non-Votes
32,460,879	501,758	15,552	10,448,920
Proposal 3: To ratify the selection of KPMG LLP as Calix's independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstained
43,050,739	317,606	58,764

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	CALIX, INC.

	By:	/s/ William J. Atkins
William J. Atkins
Chief Financial Officer